EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 2004, except for Note P for which the date is February 10, 2004, relating to the financial statements of Citadel Security Software Inc. included in its Annual Report on Form 10-KSB as of and for the years ended December 31, 2003 and 2002, and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KBA Group LLP
Dallas, Texas
March 25, 2004


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